LEASE

THIS LEASE is made as of the 1st day of October  1996,  by and  between  Oakmont
Investments, a California General Partnership ("Landlord"), whose address is 6637 Oakmont Drive, Santa Rosa, CA 95405, and Northern Empire Bancshares, a Corporation ("Tenant"), whose address is 801 4th Street, Santa Rosa, California.

This Lease is made with reference to the following facts and objectives:

         A. Landlord is the owner of the premises at 6641 Oakmont Drive, Santa Rosa, CA 95405, consisting of approximately 4,737 square feet commercial office space. In addition, Landlord occupies the premises known as 6637 Oakmont Drive, Santa Rosa, CA 95405, consisting of approximately 4,493 square feet.

         B. Tenant is willing to lease approximately 3,692 square feet of the space located at 6641 Oakmont Drive, Santa Rosa, California from Landlord pursuant to the provisions stated in this Lease for the purposes of operating a bank.

         C. Tenant has examined the premises and is fully informed of their condition.

         THE PARTIES HERETO AGREE AS FOLLOWS:

1. Premises. Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord, upon the terms and conditions herein set forth, 3,692 square feet of the building located at 6641 Oakmont Drive, Sonoma County, California, together with a proportionate share of the parking and grounds determined on a square footage basis based upon the total square footage of the 6637 and 6641 Oakmont Drive, Santa Rosa, California buildings ("Premises").

2.       Term.

         A. The term of this Lease shall be ten (10) years and shall commence on the 1st day of October 1996, and end on the 30th day of September 2006, inclusive.

         B. Tenant is given the option to extend the term on all the provisions contained in this Lease, except for rent, for two (2) five (5) year periods ("extended terms") following expiration of the initial term and the first extended term, by giving notice of exercise of the option ("option notice") to Landlord at least six (6) months, but not more than one (1) year before the expiration of the term, or the first extended term, as the case may be, provided that, if Tenant is in default on the date of giving the option notice, the option notice shall be totally ineffective, or

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                  if Tenant is in  default  on the date an  extended  term is to commence, the extended term shall not commence and this Lease shall expire at the end of the existing term. The rent for the extended term or terms shall be the base rent then in effect for the last year of the prior term increased effective on the beginning date of the extended term and each year thereafter during the balance of the extended term or terms to reflect any annual increases in the cost of living as provided in Paragraph 4(B) below.

                  Tenant shall have no other right to extend the term beyond the two extended terms set forth above.

3. Preparation and Acceptance of Premises.

         A. On commencement of the term, the Premises shall be in good condition.

         B. Tenant's taking possession of the Premises on commencement of the term shall constitute Tenant's acknowledgment that it has inspected the Premises and that they are in good condition.

4. Rent.

         A. Tenant shall pay to Landlord, as minimum monthly base rent, without deduction, setoff, prior notice, or demand, the sum of Four Thousand Eight Hundred Dollars ($4,800.00), in advance on the first day of each month, commencing on the date the term commences, and continuing during the term.

                  All rent shall be paid to Landlord at the address to which notices to Landlord are given.

         B.       The minimum monthly base rent provided for in Paragraph 4
                  (A) shall be subject to adjustment at the commencement of the second year of the term and each year thereafter, including the extended term or terms. (the "adjustment date"), as follows:

                  The base for computing the adjustment is the Consumer Price Index for the San Francisco Bay Area, published by the United States Department of Labor, Bureau of Labor Statistics ("Index"), which is published for the month nearest the date of commencement of the term ("Beginning Index"). If the index published nearest the adjustment date ("Extension Index") has increased over the Beginning Index, the minimum monthly base rent for the following year shall be set by multiplying the minimum monthly base rent set forth in Paragraph 4.A., by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. In no case shall the minimum

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                  monthly  base rent be less than the minimum  monthly base rent set forth in Paragraph 4.A. On adjustment of the minimum monthly base rent as provided in this Lease, the parties shall immediately execute an amendment to the Lease stating the new minimum monthly base rent.

                  If the Index is changed so that the base year differs from that used as of the month immediately preceding the month in which the term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

         C. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to Six Percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.

5. Interest on Past-due Obligations. Any amount due to Landlord not paid when due shall bear interest at the maximum annual interest rate then allowable by law from the date due.

6. Security Deposit. On execution of this Lease, Tenant shall deposit with Landlord Five Thousand Five Hundred Thirty- eight Dollars ($5,538.00) as a security deposit for the performance by Tenant of the provisions of this Lease. If Tenant is in default, Landlord can use the security deposit, or any portion of it, to cure the default or to compensate Landlord for all damage sustained by Landlord resulting from Tenant's default. Tenant shall immediately, on demand, pay to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord as provided in this paragraph so as to maintain the security deposit in the sum initially deposited with Landlord. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the security deposit to Tenant.

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         Landlord's  obligations  with respect to the security deposit are those of a debtor and not a trustee. Landlord can maintain the security deposit separate and apart from Landlord's general funds or can commingle the security deposit with Landlord's general and other funds. Landlord shall not be required to pay Tenant interest on the security deposit.

7. Personal Property Taxes. Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges ("taxes") that are levied and assessed on Tenant's personal property installed or located in or on the Premises, and that become payable during the term. On demand by Landlord, Tenant shall furnish Landlord satisfactory evidence of these payments.

8.       Real Property Taxes.

         A. Real Property Taxes. Tenant shall pay all real property taxes and general and special assessments ("real property taxes") levied and assessed against the Premises, prorated to reflect Tenant's proportionate interest in the 6637 and 6641 Oakmont Drive property determined on the basis of the square footage of the improvements thereon. Each year, Landlord shall notify Tenant of the real property taxes and immediately upon receipt of the tax bill, shall furnish Tenant with a copy of the tax bill. Tenant shall pay the real property taxes semi-annually, not later than ten (10) days before the taxing authority's delinquency date or ten
                  (10) days after receipt of the tax bill, whichever is later.

                  If Landlord's lender requires Landlord to impound real property taxes on a periodic basis during the term, Tenant, on notice from Landlord indicating this requirement, shall pay a sum of money toward its liability under this paragraph to Landlord on a periodic basis in accordance with the lender's requirements. Landlord shall impound the tax payments received from Tenant in accordance with the requirements of the lender.

         B. New Assessments. If any general or special assessment is levied and assessed against the Premises, Landlord can elect to either pay the assessment in full or allow the assessment to go to bond. If Landlord pays the assessment in full, Tenant shall pay to Landlord, each time a payment of real property taxes is made, a sum equal to that which would have been payable (as both principal and interest) had Landlord allowed the assessment to go to bond.

         C. Proration of Tenant's Tax Liability. Tenant's liability to pay real property taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included in the term at its commencement

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                  and expiration.

         D. Tenant's Right to Contest Real Property Taxes. Tenant, at its cost, shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises or to contest any real property taxes that are to be paid by Tenant. If Tenant seeks a reduction or contests the real property taxes, the failure on Tenant's part to pay the real property taxes shall not constitute a default as long as Tenant complies with the provisions of this paragraph. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord or any owner of the Premises. In that case, Landlord shall join in the proceeding or contest or permit it to be brought in Landlord's name as long as Landlord is not required to bear any cost. Tenant, on final determination of the proceeding or contest shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment.

                  If Tenant does not pay the real property taxes, when due, and Tenant seeks a reduction or contests them as provided in this paragraph, before the commencement of the proceeding or contest, Tenant shall furnish to Landlord a surety bond issued by an insurance company qualified to do business in California. The amount of the bond shall equal One Hundred Twenty-Five Percent (125%) of the total amount of real property taxes in dispute. The bond shall hold Landlord and the Premises harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered.

         E. Substitute Taxes. Tenant shall not be required to pay any municipal county, state or federal income or franchise taxes of Landlord, or any municipal, county, state or federal estate, succession, inheritance, or transfer taxes of Landlord. If, at any time during the term, the laws concerning the methods of real property taxation prevailing at the commencement of the term are changed so that a tax or excise on rents or any other such tax, however described, is levied or assessed against Landlord as a direct substitution, in whole or in part, for any real property taxes, Tenant shall pay before delinquency (but only to the extent that it can be ascertained that there has been a substitution and that as a result Tenant has been relieved from the payment of real property taxes it would otherwise have been obligated to pay) the substitute tax or excise on rents. Tenant's share of any tax or excise on rent shall be substantially the same as, and a substitute for, the payment of such real property taxes as

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                  provided in this Lease.

9. Use. The Premises are to be used as bank, and for bank related activities and for no other business or purpose without the prior written consent of Landlord. No use shall be made or permitted to be made of the Premises, nor acts done in or about the Premises, which will in any way conflict with any law, ordinance, rule or regulation affecting the occupancy or use of the Premises which has been or is subsequently enacted or promulgated by any public authority, or which will increase the existing rate of insurance upon the building, or cause a cancellation of any insurance policy covering the building or any part thereof, nor shall Tenant sell, or permit to be kept, used or sold in or about the Premises, any article which may be prohibited by the standard form of fire insurance policy. Tenant shall not commit, or suffer to be committed, any waste upon the Premises or, any public or private nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in the building, nor use any apparatus, machinery or device in or about the Premises which shall cause any substantial noise or vibration, or which shall substantially increase the amount of electricity or water, if any, agreed to be furnished or supplied under this Lease. Tenant further agrees not to connect with electric wires or water or other pipes any apparatus, machinery or device without the consent of Landlord.

10. Maintenance and Repairs: Common Expenses. Landlord shall maintain at its own expense the sidewalk, roof, and structural aspects of the Premises. Landlord shall be responsible for administering the maintenance of the parking lot, remaining exterior grounds, landscaping, and the exterior of the building such as painting, glass, etc. (other than structural maintenance) in which the Premises are located, and Tenant shall pay its proportionate share of all such costs determined on a square footage basis based on the total square footage of the 6637 and 6641 Oakmont Drive, Santa Rosa, California building. Tenant waives the provisions of Civil Code Sections 1941 and 1942, with respect to Landlord's obligations for tenantability of the Premises and Tenant's right to make repairs and deduct the expenses of such repairs from rent. Tenant shall maintain, at its sole cost, the entire remainder of the Premises in good condition and repair, ordinary wear and tear excepted. All maintenance and repair work undertaken by Tenant shall be done in a workmanlike manner.

11. Alterations. Except as provided in Paragraph 12, Tenant shall not make any alterations to the Premises without Landlord's prior written consent. All alterations shall remain on and be surrendered with the Premises on expiration or termination of the term; provided, however, that at Landlord's option, Tenant shall, at Tenant's expense, when surrendering the Premises, restore the same to their original condition.

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         If Tenant makes any  alterations  to the Premises,  as provided in this paragraph, the alterations shall not be commenced until two (2) days after Landlord has received notice from Tenant stating the date the installation of the alterations is to commence, so that Landlord can post and record an appropriate notice of non- responsibility.

12. Trade Fixtures. Subject to the provisions of Paragraphs 11 and 13 hereof, Tenant may install and maintain its trade fixtures on the Premises, provided that such fixtures, by reason of the manner in which they are affixed, do not become an integral part of the building or Premises. Tenant, if not in default hereunder, may at any time or from time to time during the term hereof, or upon the expiration or termination of this Lease, alter or remove any such trade fixtures so installed by Tenant. If not so removed by Tenant on or before the expiration or termination of this Lease, Tenant, upon the request of Landlord so to do, shall thereupon remove the same. Any damage to the Premises caused by any such installation, alteration or removal of such trade fixtures shall be promptly repaired at the expense of the Tenant.

13. Mechanics' Liens. Tenant shall pay all costs for construction done by it, or caused to be done by it, on the Premises, as permitted by this Lease. Tenant shall keep the Premises free and clear of all mechanics' liens resulting from construction done by or for Tenant. Tenant shall have the right to contest the correctness or validity of any such lien if, immediately on demand by Landlord, Tenant procures and records a lien release bond issued by a corporation authorized to issue surety bonds in California in an amount equal to one and one-half (1-1/2) times the amount of the claim of the lien. The bond shall meet the requirements of Civil Code Section 3143 and shall provide for the payment of any sum that the claimant may recover on the claim (together with costs of suit, if it recovers in the action).

14. Utilities. Tenant shall make all arrangements for, and pay for all utilities and services furnished to or use by it, including, without limitation, gas, electricity, water, and trash collection, and for all connection charges. Tenant shall share such expenses on a square footage basis with any other tenants using the building in which the Premises are located.

15. Indemnity and Hold Harmless. Each party agrees to indemnify and hold the other harmless against all claims, and the expense of defending against such claims, for injury or damage to persons or property occurring in or about the Premises or occurring outside the Premises to the extent they result from the act, failure to act, negligence or other fault of a party or its agents, employees or invitees.

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16.      Insurance.

         A. Tenant, at its cost, shall maintain public liability and property damage insurance with liability limits of not less than Five Hundred Thousand Dollars ($500,000.00) per person and One Million Dollars ($1,000,000.00) per occurrence, and property damage limits of not less than One Hundred Thousand Dollars ($100,000.00) per occurrence, with an aggregate coverage of Two Hundred Thousand Dollars ($200,000.00), insuring against all liability of Tenant and its authorized representatives arising out of and in connection with Tenant's use or occupancy of the Premises. All public liability insurance, and property damage insurance shall insure performance by Tenant of the indemnity provisions of Paragraph 16. Both parties shall be named as additional insureds, and the policy shall contain cross-liability endorsements.

         B. Not more frequently than three (3) years, if, in the opinion of Landlord's lender or of the insurance broker retained by Landlord, the amount of public liability and property damage insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as required by either Landlord's lender or Landlord's insurance broker, provided such request is reasonable under the circumstances.

         C. Tenant, at its cost, shall maintain on all its personal property, Tenant's improvements, and alterations, in, on, or about the Premises, a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of at least Eighty Percent (80%) of their full replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of personal property or the restoration of Tenant's improvements or alterations.

         D. Tenant shall pay its proportionate share (determined on a square footage basis) of maintenance on the building and other improvements that are a part of the Premises, a policy of standard fire and extended coverage insurance with vandalism and malicious mischief endorsements, to the extent of at least full replacement value.

                  The insurance policy shall be issued in the names of Landlord and Tenant and any other tenants of the building in which the Premises are located. Tenant shall reimburse Landlord for its proportionate share of any premiums paid by Landlord for maintaining the insurance required by this Paragraph. Reimbursement shall be made by Tenant within ten (10) days after Tenant receives a copy of the premium notice.

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         E.       Tenant's obligation to pay the insurance costs, and to
                  reimburse Landlord for any premiums paid by Landlord, shall be prorated for any partial year, at the commencement and expiration or termination of the term.

         F. All insurance policies maintained by Tenant, under this paragraph, shall contain a provision requiring thirty (30) days' written notice from the insurance company to both parties and Landlord's lender, before cancellation or change in the coverage, scope, or amount of any policy. Each policy, or a certificate of the policy, together with evidence of payment of premiums, shall be deposited with the other party at the commencement of the term, and on renewal of the policy, not less than twenty (20) days before expiration of the term of the policy.

17. Previous period rent overage amortization payment. On the first day of each month of the 120 month term of this lease, tenant shall pay $1500.00 to landlord in consideration of prior unamortized previous period rent overage amortization. This payment will remain constant during the 120 month lease term and is not subject to rent increases during the lease term and this payment does not extend to lease term extensions for periods beyond September 30, 2006.

18. Waiver of Subrogation. The parties release each other, and their respective authorized representatives, from any claims for damage to any person, or to the Premises and to the fixtures, personal property, Tenant's improvements and alterations of either Landlord or Tenant in or on the Premises that are caused by or result from the risks insured against under any insurance policies carried by the parties and enforced at the time of any such damage.

         Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease. If any insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation

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         is desired  refuses to pay the additional  premium  charged,  the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

19. Destruction. If the whole or any part of the Premises shall be destroyed by fire or other cause, or be so damaged thereby that they are untenantable and cannot be rendered tenantable within one hundred twenty (120) days from the date of such destruction or damage, this Lease may be terminated by Landlord or Tenant by written notice. Within forty-five (45) days from date of such destruction or damage, Landlord shall give written notice to Tenant as to whether or not the Premises will be rendered tenantable within one hundred twenty (120) days from the date of such destruction or damage. In case the damage or destruction be not such as to permit termination of the Lease as above provided, or neither Landlord nor Tenant elects to terminate the Lease as above provided, Landlord shall within a reasonable time, render said Premises tenantable, and a proportionate reduction shall be made in the rent herein reserved corresponding to the time during which and to the portion of the Premises of which Tenant shall be deprived of possession. The provisions of Subdivision 2 of Section 1932 of the California Civil Code, and of Subdivision 4 of Section 1933 of that Code, shall not apply to this Lease, and Tenant waives the benefit of such provisions.

20. Condemnation. Should the whole or any part of the Premises be condemned and taken by any competent authority for any public or quasi-public use or purpose, all awards payable on account of such condemnation and taking shall be payable to Landlord, and Tenant hereby waives all interest in or claim to said awards, or any part thereof. If the whole of the Premises shall be so condemned and taken, then this Lease shall terminate. If a part only of the Premises is condemned and taken and the remaining portion thereof is not suitable for the purposes for which Tenant has leased said Premises, this Lease shall terminate. If a part only of the Premises is condemned and taken and the remaining portion thereof is suitable for the purposes for which Tenant has leased said Premises, this Lease shall continue provided it is still feasible to operate Tenant's business, but the rental shall be reduced in an amount proportionate to the value of the portion taken as it related to the total value of the Premises.

21.      Assignment and Subletting.

         A. Tenant shall not assign, mortgage or pledge this Lease, or any interest therein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the agents and servants of Tenant excepted) to occupy or use the Premises, or any

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



                  portion thereof, without the written consent of Landlord first had and obtained, which consent Landlord agrees not to unreasonably withhold. A consent to one assignment, mortgage, pledge, subletting, occupation or use by any other person shall not relieve the Tenant from any obligation under this Lease, and shall not be deemed to be a consent to any subsequent assignment, mortgage, pledge, subletting, occupation or use by another person. Any assignment, mortgage, subletting, occupation or use without such consent shall be void, and shall, at the option of Landlord, terminate this Lease.

         B. The provisions of this Paragraph 22 shall be binding on any subtenant or assignee who desires to sub-sublet or sub-assign their interest, and Landlord's actions with respect to one assignment, mortgage, pledge, sublease, occupation or use shall not be deemed to limit the Landlord's options under this Lease with respect to a subsequent assignment, mortgage, pledge, sublease, occupation or use. Landlord's rights under this Paragraph 22 shall prevail over any inconsistent language in any sublease or assignment to which the Landlord consents and are reserved by the Landlord from the grant of the Tenant's leasehold estate. Nothing herein shall be construed to require the Landlord's consent to any assignment, mortgage, pledge, subletting, occupation or use referred to in Paragraph (so long as the Landlord's consent is not unreasonably withheld). Any exercise of the Landlord's rights under this Paragraph 22 shall be deemed to be reasonable.

                  Failure of any subtenant or assignee to make any payments to Tenant shall not affect the obligation of the Tenant to pay the lease rent or any other obligation under the Lease owing to the Landlord. The provisions of any sublease or assignment cannot be modified, nor may the sublease or assignment be terminated other than in accordance with its terms, without the written consent of the Landlord.

22. Insolvency and Receivership. Either the appointment of a receiver to take possession of all, or substantially all, of the assets of Tenant or a general assignment by Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency or bankruptcy act, shall constitute a breach of this Lease by Tenant.

23. Default and Re-Entry. In the event of any breach of the terms and provisions of this Lease by Tenant, or if Tenant's interest herein, or any part thereof, be assigned or transferred without the written consent of Landlord, either voluntarily or by operation of law, whether by judgment, execution, death, receivership or any other means, or if Tenant vacates or abandons the Premises, which shall be conclusively presumed if

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         Tenant leaves the Premises closed or unoccupied continuously for twenty
         (20) days, then in any such event, Landlord, besides other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the Premises and may store such property at the cost of and for the account and risk of Tenant.

         Should Landlord elect to re-enter as herein provided, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or, pursuant to Section 1951.4 of the California Civil Code, and even though Tenant has breached this Lease and abandoned the Premises, continue the Lease in effect for so long as the Landlord does not terminate the Tenant's right to possession, and the Landlord may enforce all its rights and remedies under the lease, including the right to recover the rent as it becomes due. If Landlord elects to continue the Lease in effect, it may re-let the Premises, or any part thereof, for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable and shall have the right to make alterations and repairs to the Premises.

         Rents received by such Landlord from such re-letting shall be applied: first, to the payment of any costs and expenses of such re-letting, including a reasonable attorney's fee and any real estate commission actually paid, and any costs and expenses of such alterations and repairs; second, to the payment of any indebtedness, other than rent, due hereunder from Tenant to Landlord; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent or other obligations as the same may become due and payable hereunder. If the net rent from such re-letting during any month after first applying the rent received to such fees, costs, expenses and other indebtedness, is less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord, and such deficiency shall be calculated and paid monthly.

         No such re-entry or taking possession of said Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such re-letting without termination, Landlord may, at any time thereafter, elect to terminate this Lease for such previous breach.

         Should Landlord at any time terminate this Lease for any breach, and thereafter seek relief pursuant to Section 1951.2 of the

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         California  Civil Code,  interest shall be allowed upon unpaid rent for the purposes of Section 1951.2(b) at Ten Percent (10%) per annum or the maximum rate permitted by law (as opposed to the legal rate), if greater. Landlord shall be entitled to recover at the time of an award of damages for default the worth of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the rental loss that the Tenant proves could reasonably be avoided. Unless otherwise agreed between the parties, any proof by Tenant under Subparagraphs (2) or (3) of Subdivision (a) or Subparagraph (1) of Subdivision (c) of Section 1951.2 of the California Civil Code, or any successor statutes, as to the amount of rental loss that could be reasonably avoided, shall be made in the following manner: Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the leased Premises and in the same geographic vicinity, they shall select a third licensed real estate broker, and the three so selected shall determine the amount of the rental loss that could be reasonably avoided for the balance of the term of this Lease after the time of award. The decision of the majority of said brokers shall be final and binding upon the parties hereto.

         The foregoing rights and remedies shall be in addition to and cumulative with any other rights and remedies available to Landlord under the terms of this Lease or any applicable laws, statutes or regulations.

24. Waiver. The waiver by Landlord of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

25. Removal of Property. Whenever Landlord shall remove any property of Tenant from the Premises and store the same elsewhere for the account, and at the expense and risk, of Tenant, as provided in Paragraph 24, hereof, and Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of ninety (90) days or more, Landlord may sell any or all such property at public or private sale, in such manner and at such times and places as Landlord in its sole discretion, may deem proper, without notice to or demand upon Tenant, for the payment of any part of such charges or the removal of any such property, and shall apply the proceeds of such sale: first, to the cost and expenses of such sale, including reasonable attorney's fees

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         actually incurred; second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

26. Waiver of Damages For Re-Entry. Tenant hereby waives all claims for damages that may be caused by Landlord's re-entering and taking possession of the Premises or removing and storing the property of Tenant as herein provided, and will save Landlord harmless from loss, costs or damages occasioned thereby, and no such re-entry shall be considered or construed to be a forcible entry provided Landlord's actions are reasonable under the circumstances.

27. Attorney's Fees and Costs of Suit. If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of rent or possession of the premises, the losing party shall pay the successful party a reasonable sum for attorney's fees in such suit, and such attorney's fees shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

28. Litigation Against Tenant. Should Landlord, without fault on Landlord's part, be made a party to any litigation instituted by or against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to pay to Landlord the amount of any judgment rendered against Landlord or the Premises or any part thereof, and all costs and expenses, including all attorney's fees, incurred by Landlord in or in connection with such litigation.

29.      Subordination.

         A. This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Premises and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have

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                  this Lease prior to the lien of its  mortgage,  deed of trust, or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date or recording thereof.

         B. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, and failing to do so within ten (10) days after written demand, does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to do so. Tenant acknowledges that Tenant's failure to deliver documents referred to above may cause the Landlord serious financial damage by causing the failure of a financing or sale transaction. Tenant shall be liable for consequential damages in the event of such failures.

30. Waiver of Redemption By Tenant, Holding Over. Tenant hereby waives for Tenant and all those claiming under Tenant, all rights now or hereafter existing to redeem the leased Premises after termination of Tenant's right of occupancy by order or judgment of any court or by any legal process or writ. If Tenant holds over after the term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month to month only, and not a renewal hereof or an extension for any further term, and in such case rental shall be payable in the amount and at the time specified in Paragraph 4 hereof, and such month to month tenancy shall be subject to every other term, covenant and agreement contained herein.

31. Entry and Inspection. Tenant will permit Landlord and its agents to enter into and upon the Premises at all reasonable times for the purpose of inspecting the same, or for the purpose of protecting the interest therein of Landlord or the Owner, or to post notices of non-responsibility, or to make alterations or additions to the Premises, including the erection of scaffolding, props or other mechanical devices, or to provide any service provided by Landlord to Tenant hereunder, without any rebate of rent to Tenant for any loss of occupancy or quiet enjoyment of the Premises, or damage, injury or inconvenience thereby occasioned, and Tenant will permit Landlord, at any time within one hundred eighty (180) days prior to the expiration of this Lease, to bring upon the Premises, for purposes of inspection or display, prospective tenants thereof.

32. Successors and Assigns. Subject to the provisions hereof relating to assignment, mortgaging, pledging and subletting, this Lease is intended to and does bind the heirs, executors,

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         administrators, successors and assigns of any and all of the parties hereto.

33.      Time. Time is of the essence of this Lease.

34. Notices. All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served, as an alternative to personal service, by mailing the same, postage prepaid, addressed to Landlord at 6637 Oakmont Drive, Santa Rosa, CA 95405, and to Tenant at the Premises, whether or not Tenant has departed from, abandoned or vacated the Premises, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing.

35. Complete Agreement. It is expressly agreed by the parties, as a material consideration for the execution of this Lease, that there are, and were, no verbal representation, understandings, stipulations, agreements or promises pertaining thereto, not incorporated in writing herein, and it is likewise agreed that this Lease should not be altered, waived, amended or extended otherwise than as provided herein, except by writing signed by both parties.

36. Estoppel Certificate. The Tenant, within ten (10) days of written notice, shall sign and deliver to the Landlord a certificate stating the lease/rental agreement is in full force and its material terms. Failure to deliver a certificate within the time specified shall be conclusive as to the truth of the information contained therein.

37. Signs. Tenant may erect only such sign or signs at or upon the Demised Premises as are approved by Landlord, which approval shall not be unreasonably withheld, and Tenant shall keep the same in presentable condition and repair and shall remove the same upon the expiration or prior termination of the term of this Lease, and repair any damage caused by such removal.

38. Paragraph Headings. The paragraph headings and numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such paragraphs of this Lease not in any way affect this Lease.

39. Recording. Tenant shall not record this Lease without the written consent of Landlord.

40. Comptroller of the Currency. Notwithstanding any other provisions of this Lease, in the event that the Comptroller of the Currency appoints, pursuant to law, a conservator or receiver for Northern Empire Bancshares, or should Northern Empire Bancshares be required, pursuant to law, to merge with any other banking institution as a result of any insolvency, said receivership, conservatorship, or merger shall be deemed, without requiring the consent of Landlord, to effect an assignment of this Lease to the receiver or conservator or the successor institution, as the case may be, upon the delivery to Landlord of written notice of such receivership, conservatorship, or merger, which notice shall include an undertaking on the part of the receiver, conservator, or successor institution, as the case may be, to perform all of the terms, covenants, and conditions on the part of Northern Empire Bancshares to be performed hereunder.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first written above.

         "LANDLORD"                         "TENANT"



OAKMONT INVESTMENTS, a            SONOMA NATIONAL BANK, a
California General                National Banking Association
Partnership


By______________________          By__________________________
  Patrick R. Gallaher,Partner       Deborah A. Meekins,President